                                                                  Exhibit 4.3(b)

                                                                  EXECUTION COPY

                                   CONSENT TO
                       CREDIT AGREEMENT AND LOAN DOCUMENTS

          This CONSENT, dated as of January 30, 2006 (this "Consent"), is by and among (a) ALLIED HOLDINGS, INC., a Georgia corporation ("Allied Holdings"), and ALLIED SYSTEMS, LTD. (L.P.), a Georgia limited partnership ("Allied Systems" and, together with Allied Holdings, "Borrowers"), each, a debtor and debtor-in-possession; (b) the other Credit Parties signatory hereto (the "Credit Party" and, together with the Borrowers, the "Credit Parties"); (c) GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent (in such capacity, the "Administrative Agent"), Collateral Agent, Revolver Agent and co-Syndication Agent ("GE Capital"): (d) MORGAN STANLEY SENIOR FUNDING, INC., as co-Term Loan B Agent, co-Syndication Agent, co-Bookrunner and co-Term Loan B Lead Arranger ("Morgan Stanley"); (e) MARATHON STRUCTURED FINANCE FUND, L.P., as Term Loan A Agent, co-Term Loan B Agent, Term Loan A Lead Arranger, co-Term Loan B Lead Arranger and co-Revolver Lead Arranger ("Marathon"); and (f) the other Lenders signatory hereto from time to time.

                                   WITNESSETH

          WHEREAS, the Credit Parties, the Lenders party to the Credit Agreement from time to time, GE Capital, Morgan Stanley and Marathon are parties to that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of August 1, 2005 (including all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

          WHEREAS, the Administrative Agent and the Requisite Lenders have agreed to consent to certain transactions in the manner, and on the terms and conditions, provided for herein.

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

          2. Consent. The Credit Parties have informed the Administrative Agent and the Lenders that the Credit Parties will be unable to deliver their annual operating plan for Fiscal Year 2006 and related deliveries within the time frame required by Section 4.1(a) and Annex E, clause (c), and have requested that the Requisite Lenders extend the date for such delivery to February 28, 2006 (the "Extension"). As of the Effective Date, subject to the terms hereof, the Requisite Lenders hereby consent to the Extension.

          3. Representations and Warranties. To induce the Requisite Lenders to enter into this Consent, each of the Credit Parties executing this Consent, jointly and severally, makes the following representations and warranties:

               (a) The execution, delivery and performance by such Credit Party of this Consent: (i) are within such Credit Party's power; (ii) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Credit Party's charter, bylaws or partnership or operating agreement as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party; and (vii) do not require the consent or approval of any Governmental Authority or any other Person.

               (b) This Consent has been duly executed and delivered by or on behalf of such Credit Party.

               (c) Each of this Consent and the Credit Agreement constitutes a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

               (d) No Default or Event of Default has occurred and is continuing after giving effect to this Consent.

               (e) Other than the commencement of the Chapter 11 Cases, no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of such Credit Party, threatened against such Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators, (i) that challenges such Credit Party's right or power to enter into or perform any of its obligations under this Consent or the other Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (ii) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, would reasonably be expected to have a Material Adverse Effect.

               (f) The representations and warranties of such Credit Party contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          4. No Other Consents/Waivers. Except as expressly provided herein, (a) the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (b) this Consent shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which any Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

          5. Outstanding Indebtedness; Waiver of Claims. The Credit Parties hereby acknowledge and agree that as of January 30, 2006, the aggregate outstanding principal amount of the (i) Revolving Loan is $47,448,063.26, (ii) Term Loan A is $20,000,000 and (iii) Term Loan B is $80,000,000 (collectively, the "Outstanding Obligations"), and that such principal amounts are payable pursuant to the Credit Agreement

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without defense, offset, withholding, counterclaim or deduction of any kind.
Each of the Credit Parties hereby waives, releases, remises and forever discharges Agents, the Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Parties ever had, now has or might hereafter have against Agents or the Lenders which relates, directly or indirectly, to any acts or omissions of Agents, the Lenders or any other Indemnified Person on or prior to the date hereof; provided that, Credit Parties do not waive any Claim solely to the extent such Claim relates to any Agent's or any Lender's gross negligence or willful misconduct.

          6. Expenses. Borrowers hereby reconfirm their obligations pursuant to
Section 11.3 of the Credit Agreement to pay and reimburse Agents for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Consent and all other documents and instruments delivered in connection herewith.

          7. Effectiveness. This Consent shall become effective as of the date hereof (the "Effective Date") only upon satisfaction in full in the judgment of Administrative Agent of each of the following conditions:

               (a) Consent. Administrative Agent shall have received ten (10) original copies (or facsimile copies to be promptly followed by originals) of this Consent duly executed and delivered by Credit Parties and the Requisite Lenders.

               (b) Payment of Expenses. Borrowers shall have paid to Agents all costs, fees and expenses invoiced and owing in connection with this Consent and the other Loan Documents and due to Agents (including, without limitation, reasonable legal fees and expenses).

               (c) Representations and Warranties. The representations and warranties of or on behalf of the Credit Parties in this Consent shall be true and correct on and as of the Effective Date.

          8. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          9. Counterparts. This Consent may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            (SIGNATURE PAGES FOLLOW)

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     IN WITNESS WHEREOF, this Consent has been duly executed as of the date first written above.

                                        BORROWERS:

                                        ALLIED HOLDINGS, INC.


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & CFO


                                        ALLIED SYSTEMS, LTD. (L.P.)


                                        By: /s/ Thomas H. King
                                            ------------------------------------
                                        Name: Thomas H. King
                                        Title: Exec VP & asst Treasurer

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                                        LENDERS:

                                        GENERAL ELECTRIC CAPITAL CORPORATION, as
                                        Administrative Agent, Collateral Agent,
                                        co-Revolver Agent and Lender


                                        By: /s/ Charles H Fenton
                                            ------------------------------------
                                        Name: Charles H Fenton
                                        Title: Duly Authorized Signatory

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                                        MORGAN STANLEY SENIOR FUNDING, INC., as
                                        co-Term Loan B Agent, co-Syndication
                                        Agent and Lender


                                        By: /s/ Jason Colodne
                                            ------------------------------------
                                        Name: Jason Colodne
                                        Title: Authorized Signatory

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                                       MARATHON STRUCTURED FINANCE
                                       FUND, L.P., as Term Loan A Agent, co-Term
                                       Loan B Agent and Lender


                                       By: /s/ Louis T. Hanover
                                           -------------------------------------
                                       Name: Louis T. Hanover
                                       Title: Chief Investment Officer

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                                       FORTRESS CREDIT OPPORTUNITIES I LP,
                                       as Lender


                                       By: /s/ MARC K. FURSTEIN
                                           -------------------------------------
                                       Name: MARC K. FURSTEIN
                                       Title: CHIEF OPERATING OFFICER

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                                       HAMPTON FUNDING LLC, as Lender


                                       By: /s/ M. Cristina Higgins
                                           -------------------------------------
                                       Name: M. Cristina Higgins
                                       Title: Assistant Vice President


                                      -8-

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                                       The CIT Group \ Business
                                       Credit Inc., as Lender


                                       By: /s/ Mark J. Long
                                           -------------------------------------
                                       Name: Mark J. Long
                                       Title: Vice President


                                      -8-

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                                       Wells Fargo Foothill, LLC, as Lender


                                       By: /s/ Eunnie Kim
                                           -------------------------------------
                                       Name: Eunnie Kim
                                       Title: VP


                                      -8-
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     The following Persons are signatory to this Consent in their capacity as
Credit Parties and not as the Borrowers.

                                        ACE OPERATIONS, LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King for Axis Group INC
                                        Title: Sole member ACE Operation LLC


                                        AH INDUSTRIES INC.


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer


                                        ALLIED AUTOMOTIVE GROUP, INC.


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer


                                        ALLIED FREIGHT BROKER LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer


                                        ALLIED SYSTEMS (CANADA) COMPANY


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & asst Treasurer


                                        AXIS ARETA, LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King for Kar-Tainer
                                        Title: International sole Member
                                               AXIS Areta, LLC


                                        AXIS CANADA COMPANY


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer

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                                        AXIS GROUP, INC.


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & asst Treasurer


                                        AXIS NETHERLANDS, LLC


                                        By: /s/ Thomas H. King
                                            ------------------------------------
                                        Name: Thomas H. King for AXIS Group INC
                                        Title: sole member AXIS Netherlands LLC


                                        COMMERCIAL CARRIERS, INC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer


                                        CORDIN TRANSPORT LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & asst Treasurer


                                        CT SERVICES, INC.


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer


                                        F.J. BOUTELL DRIVEAWAY LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer


                                        GACS INCORPORATED


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King for Allied
                                        Title: Automotive Group INC sole member
                                               GACS Incorporated

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                                        LOGISTIC SYSTEMS, LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King for Kar-Tainer
                                        Title: International sole member of
                                               Logistic Systems LLC


                                        LOGISTIC TECHNOLOGY, LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King for Kar-Tainer
                                        Title: International sole member of
                                               Logistic Technology LLC


                                        QAT, INC.


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer


                                        RMX LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer


                                        TERMINAL SERVICES LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer


                                        TRANSPORT SUPPORT LLC


                                        By: /s/ Thomas H King
                                            ------------------------------------
                                        Name: Thomas H King
                                        Title: Exec VP & Asst Treasurer